OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Z-AXIS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Z-AXIS CORPORATION
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held: September 19, 2003

To the Shareholders of Z-Axis Corporation:

Notice is hereby given of the Annual Meeting of Shareholders of Z-Axis Corporation (the “Company”), a Colorado corporation, to be held at Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado on September 19, 2003 at 3:00 p.m. for the following purposes:

     1. To elect directors of the Company for the ensuing corporate year.

     2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, PC as the Company’s independent public accountants.

     3. To consider such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on August 1, 2003 are entitled to be notified of and to vote at the meeting.

It is important that your shares be represented at the meeting. The Board of Directors of the Company extends a cordial invitation to all shareholders to attend and recommends that you execute and mail the enclosed Proxy in the return envelope as promptly as possible. Shareholders who attend the meeting in person may revoke their proxies and vote in person.

By Order of the Board of Directors

Marilyn T. Heller, Secretary
Englewood, Colorado
August 1, 2003

Z-AXIS CORPORATION
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111

PROXY STATEMENT

This Proxy Statement is being furnished to the shareholders of Z-Axis Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on September 19, 2003. The approximate date on which this Proxy Statement and the form of proxy are first to be sent or given to the shareholders is August 21, 2003. Some of the officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone, if deemed necessary. The cost of solicitation will be borne by the Company. A shareholder may revoke a proxy previously given by him or her at any time prior to its use, by giving written notice of such revocation to the Secretary of the Company. All proxies received by the Board of Directors of the Company and not revoked will be voted at the meeting.

Except as described below, shareholders of record at the close of business on August 1, 2003, will be entitled to one vote per share on all business transacted at the meeting. If one-third of the outstanding shares are present at the meeting in person or represented by proxy and entitled to vote, such shares will constitute a quorum. Each matter coming before the Annual Meeting requires for approval the affirmative vote of the majority of the quorum present at the meeting, in person or by proxy and entitled to vote. At the close of business on August 1, 2003, there were 3,825,000 shares of the common stock ($0.001 par value) entitled to vote.

Proposal #1: Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS

The following persons have been nominated to serve on the Board of Directors of the Company until the next Annual Meeting of Shareholders: Steven H. Cohen, Alan Treibitz, Stephanie Kelso, Marilyn T. Heller, Marvin A. Davis and James E. Pacotti, Jr. If one or more of the current nominees at the time of the meeting is unable to serve or for good cause will not serve, the shares represented by the proxies solicited by the Board of Directors will be voted for the other directors who are nominated and for any substitute nominee(s) designated by the Board of Directors.

NOMINEES TO THE BOARD OF DIRECTORS

The Company’s existing Board of Directors consists of six members. Officers and directors are elected annually and serve until their respective successors are elected. The Company’s Board of Directors has two standing committees. The Compensation Committee consists of Dr. Cohen, Mr. Davis and Mr. Pacotti. The Compensation Committee has general responsibility for all employee compensation and benefit matters, including recommendation to the full Board on compensation of officers and benefit plans. The Compensation Committee met once during the fiscal year ended March 31, 2003. The Audit committee consists of Mr. Pacotti and Mr. Davis. The Audit Committee reviews the results of the annual audit performed by the independent auditors, as well as their independence, professional services and fees and recommends retention or discharge to the Board of Directors. The Board has determined that all members of the Audit Committee are “independent”.

The Board of Directors held three meetings during the fiscal year ended March 31, 2003. All members of the Board were present at each meeting.

The following table sets forth the name and age of each nominee to the Board of Directors and any other position held with the Company:

Name of individual	Age	Office or position
Steven H. Cohen	67	Chairman of Board of Directors

Alan Treibitz	51	Chief Operating Officer, Chief Financial Officer, Treasurer, Director

Stephanie S. Kelso	52	President, Director

Marilyn T. Heller	73	Secretary, Director

Mr. Marvin A. Davis	65	Director

Mr. James E. Pacotti, Jr.	56	Director

Background information

Background information concerning the principal occupation and business experience of the officers and directors of the Company is presented below:

Steven H. Cohen served as Chief Executive Officer from March 1993 to March 2001, as President from June 1983 to March 1993 and as a Director since June 1983. Mr. Cohen retired in March 2001 from the Chief Executive Officer position, however he continues to serve as Chairman of the Board of Directors and provides his expertise to the Company. He received a Ph.D. degree from the University of Denver in 1973 and a bachelor’s and a master’s degree from St. Louis University in 1958 and 1965, respectively. Dr. Cohen is married to Ms. Heller.

Alan Treibitz served as Chief Operating Officer and President from March 1993 to March 2001, and as Chief Financial Officer, Treasurer and Director since October 1983. In March 2001, Mr. Treibitz began serving as Chief Executive Officer. He received a bachelor’s degree from Pomona College in 1974. Mr. Treibitz is married to Ms. Heller’s daughter.

Marilyn T. Heller has served as Secretary and Director since October 1983. She received a bachelor’s degree from the University of Denver in 1967. From 1981 to 1991, she was a marketing representative at Bank Western of Denver. From 1992 to 1993, she was Marketing Director at Health Mark, Inc. Ms. Heller devotes such time to the affairs of the Company as is necessary to discharge her duties as Secretary and Director. Ms. Heller is married to Dr. Cohen.

Mr. Marvin A. Davis has served as Director since April 1997. He received a bachelor’s degree and MBA from Washington University. He is currently serving as Managing Partner of Grisanti, Galef & Goldress, a crisis management firm that has assisted many of the foremost buy-out firms in the United States. From 1995 through

2001, Mr. Davis served as Chairman, CEO and President of Datamax Corporation, a manufacturer of bar code printers. From 1962 to 1992, Mr. Davis has served in senior executive management and consulting positions with several different organizations in various industries. Mr. Davis has authored several publications and articles that have appeared in journals such as Business Week, Wall Street Journal and CEO Magazine.

Mr. James E. Pacotti, Jr. has served as Director since April 1997. He received a bachelor’s degree from Colorado State University and Distinguished Military Graduate Honors. He serves as Regional Manager of WhiteCross Systems, Inc., a software development company specializing in data mining software applications, since June 1998. From December 1975 to June 1998, Mr. Pacotti served in various senior executive management and sales positions in the computer software and hardware industry. From August 1968 to November 1973, Mr. Pacotti served as a Captain in the United States Army.

Stephanie S. Kelso served as Vice President, Sales and Marketing from April 1995 to May 2001 and as Director, Sales and Marketing from February 1993 to March 1995. In May 2001, Ms. Kelso was promoted to President. Prior to joining the Company in 1993, Ms. Kelso was the General Manager of a national computer graphics company. Ms. Kelso received a bachelor’s degree from Indiana University in 1974 and a Master of Arts in 1976.

Employment Agreements

The Company has entered into employment agreements with Dr. Cohen and Mr. Treibitz. The agreements provide for each of them to assign to the Company all rights to inventions and other matters developed in the course of their employment. The agreements also provide that they may not, during the term of their employment or for two years thereafter, accept or perform any work that directly or indirectly interferes in any way with the work or relationship of the Company with its customers or other employees. They have agreed to maintain the confidentiality of Company information and not to compete directly or indirectly through the use of proprietary information for one year following the termination of their employment for any reason. The employment agreements may be terminated by either the Company or the individual upon thirty days notice without cause or without prior notice for cause, including a material breach of the agreement. Compensation under the agreements is determined annually by the Compensation Committee of the Board of Directors.

Executive compensation

The following table sets forth the aggregate remuneration earned and accrued by the Company for the fiscal years ended March 31, 2003 and 2002 for the Chief Executive Officer and the Chief Operating Officer of the Company on March 31, 2002:

	Fiscal	Salary	Bonus	Profit Sharing
Name and principal position	year	($)	($)	($)
Alan Treibitz,
Chief Executive Officer,	2003	141,075	0	162,751
Chief Operating Officer,	2002	135,360	0	0
Chief Financial Officer
Stephanie Kelso,	2003	115,775	40,000	45,570
President, Director, Officer	2002	110,280	8,000	0

The bonuses earned by Ms. Kelso during fiscal years ended March 31, 2003 and 2002 were awarded under an ongoing program, which is authorized annually by the Board of Directors and administered by the Compensation Committee for attaining certain profit or other goals. The profit sharing earned by Mr. Treibitz and Ms. Kelso was determined by the Compensation Committee in accordance with the Employee Profit Sharing Plan. Mr. Treibitz and Ms. Kelso do not participate in decisions regarding their own compensation.

Options granted in the last fiscal year

The following table sets forth certain information regarding options granted to the Chairman of the Board of Directors, Chief Executive Officer and President for Board service during fiscal year ended March 31, 2003:

		Percent of
	Number	total
	of	options
	securities	granted to	Exercise		Potential realizable value at
	underlying	employees	price per		assumed annual rates of
	options	in fiscal	share	Expiration	stock price appreciation for
Name	granted(#)	year (%)	($/share)(1)	date	option terms(2)
					5%	10%
Steven H. Cohen	5,000	34%	$0.2970	04/01/2008	$238	$689
Alan Treibitz	5,000	33%	$0.2970	04/01/2008	$238	$689
Stephanie Kelso	5,000	33%	$0.2700	04/01/2013	$373	$824

(1)	The exercise price per share of granted options for Steven H. Cohen and Alan Treibitz was equal to 110% of the fair market value of the Common Stock on the date of the grant as reported on the Electronic Bulletin Board. The exercise price per share of granted options for Ms. Kelso was equal to 100% of the fair market value of the Common Stock on the date of the grant as reported on the Electronic Bulletin Board. The options were granted on July 1, 2003 for Board of Directors service during the fiscal year ended March 31, 2003.

(2)	The potential realizable value is calculated based on the term of the option (5 years or 10 years). It is calculated assuming that the fair market value of the Company’s Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

     Aggregate option exercises in last fiscal year and fiscal year end option values

The following table sets forth information with respect to (i) the exercise of stock options by the Chairman of the Board, Chief Executive Officer and President during the fiscal year ended March 31, 2003, (ii) the number of securities underlying unexercised options held by the Chairman of the Board, Chief Executive Officer and President as of March 31, 2003 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($0.13 at March 31, 2002 exceeds the exercise price) as of March 31, 2003:

		Number of unexercised options at		Value of unexercised in-the-money
	Shares	fiscal year end		options at fiscal year end ($) (1)
	Acquired to
Name	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven H. Cohen	0	22,834	9,666	$274	$194
Alan Treibitz	0	22,834	9,666	$274	$194
Stephanie Kelso	0	7,667	8,333	$80	$200

(1)	Based on the fair market value of the Common Stock as of March 31, 2003 ($0.13) minus the exercise price, multiplied by the number of shares underlying the option.

(2)	Unexercisable options include options granted on July 1, 2003 for Board of Directors service during the fiscal year ended March 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned by each owner of 5% or more of the Company’s common stock, by each director and by all director’s and officers as a group, and the percentage of the outstanding common stock owned by such persons and by such group, as of March 31, 2003. For purposes of this presentation, beneficial ownership is deemed to be the possession of sole voting and investment powers, unless otherwise indicated.

Name and address of	Shares of common stock	Percent of
beneficial owner	beneficially owned	common stock
Steven H. Cohen(1)	599,856	15.7%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

Valerie L. Switzer(2)	398,391	10.4%
19882 East Geddes Place
Aurora, CO 80016

Gold C Enterprises, Inc.	411,250	10.7%
1670 York Street
Denver, CO 80206

Alan Treibitz(3)	405,559	10.6%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

Marilyn T. Heller(1)	164,642	4.3%
4530 South Verbena
Denver, CO 80237

Stephanie S. Kelso(4)	67,334	1.7%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

All officers and directors as a group	1,237,391	32.4%
(6 persons)

(1)	Dr. Cohen and Ms. Heller disclaim beneficial ownership of the Company’s common stock owned by the other. Dr. Cohen’s shares of common stock include currently exercisable stock options to purchase 7,500 shares at $0.2063 until March 2004 and 5,000 shares at $0.412 until March 2005 and 3,334 shares at $.06875 until March 2006 and 1,334 shares at $0.0770 until March 2007.

(2)	Includes 213,332 shares of common stock owned by Mrs. Switzer’s children of which Mrs. Switzer is beneficial owner.

(3)	Mr. Treibitz’s shares of common stock include currently exercisable stock options to purchase 5,000 shares at 7,500 shares at $0.2063 until March 2004 and 5,000 shares at $0.412 until March 2005 and 3,334 shares at $.06875 until March 2006 and 1,334 shares at $0.0770 until March 2007.

(4)	Ms. Kelso’s shares of common stock include currently exercisable stock options to purchase 6,000 shares at $0.1875 per share until March 2009 and 1,334 shares at $0.0700 until March 2010.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals for inclusion, under certain conditions, in the 2004 Proxy Statement for consideration at the 2004 Annual Meeting. Shareholders’ proposals must be received at the Company’s corporate office before March 31, 2004 for inclusion in the 2004 proxy material.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors has two independent members. The current Audit Committee members are Mr. Marvin Davis and Mr. James E. Pacotti, Jr. The Audit Committee provides this report to the shareholders.

The Committee’s principal function is to oversee the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for reviewing our financial statements and our reporting process, including the Company’s system of internal controls. In carrying out its duties, the Committee provides an open avenue of communication between the Board of Directors, management and the Company’s independent public accountants. Our independent public accountants are ultimately accountable to the Board and the Committee and are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principals. The Audit Committee Charter, adopted by the Board of Directors, specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. Copies of the Charter are available to the Company’s shareholders of record upon written request to the Company.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2003 with the Company’s management and independent accountants. The Audit Committee discussed with Ehrhardt Keefe Steiner & Hottman, PC, our independent public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received and reviewed the written disclosures and letter from that firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed its independence with representatives of the firm.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors the inclusion of the Company’s 2003 audited financial statements in our 2003 Annual Report on form 10-K for filing with the Securities and Exchange Commission.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman, PC, independent public accountants to audit the Company’s financial statements for the 2004 fiscal year and recommends that the Company’s shareholders ratify such appointment. The same firm audited the Company’s financial statements for fiscal year ended March 31, 2003. Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

Ehrhardt Keefe Steiner & Hottman, PC billed the Company the amount of audit fees identified in the table below for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2003 and the review of quarterly financial statements included in our Quarterly Reports on Form 10-QSB filed during the year. In addition, during fiscal year ended March 31, 2003, Ehrhardt Keefe Steiner & Hottman, PC billed the amounts identified below as All Other Fees for tax-related consulting and other professional services.

Fees Billed by Auditors during Fiscal Year Ended March 31, 2003

Audit Fees	$23,193
All Other Fees	$2,400

The Audit Committee of the Board of Directors has considered whether the provision of the services represented by All Other Fees in the table above is compatible with maintaining our accountant’s independence. The Audit Committee concluded that our accountant’s independence was not compromised by providing these services.

The Board of Directors recommends a vote “FOR” the ratification of Ehrhardt Keefe Steiner & Hottman, PC to audit the Company’s financial statements for the fiscal year ended March 31, 2004. Such appointment shall be ratified if a plurality of the shares voted on the proposal at the Annual Meeting are voted in favor of the appointment.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting. If other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote each proxy in accordance with their best judgment on such matters.

ANNUAL REPORT

The Company’s 2003 Annual Report to Shareholders is enclosed with this Proxy Statement.

IF YOU CAN NOT ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND
PROMPTLY MAIL THE ENCLOSED PROXY.

Marilyn T. Heller, Secretary
Englewood, Colorado
August 21, 2003

Z-AXIS CORPORATION
5445 DTC Parkway, Suite 450
Greenwood Village, CO 80111

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Steven H. Cohen and Alan Treibitz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Z-Axis Corporation held of record by the undersigned at the close of business on August 1, 2003, at the Annual Meeting of Shareholders to be held on September 19, 2003 or any adjournment thereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

1. ELECTION OF DIRECTORS (Check One)

☐	For all nominees listed below (except as	☐	WITHHOLD AUTHORITY to vote for
	marked to the contrary below).		all nominees listed below.

INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee’s name in the list below.

Steven H. Cohen	Alan Treibitz	Stephanie S. Kelso	Marilyn T. Heller	Marvin A. Davis	James E. Pacotti, Jr.

2. RATIFICATION OF APPOINTMENT INDEPENDENT PUBLIC ACCOUNTANTS (Check One)

☐	For the appointment listed below	☐	WITHHOLD AUTHORITY to vote for the appointment listed below

INSTRUCTION: Ratification of the Board of Directors appointment of Ehrhardt Keefe Steiner & Hottman, PC to audit the Company’s financial statements for the fiscal year ended March 31, 2004.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting (Check one).

☐	TO APPROVE	☐	TO WITHHOLD APPROVAL

This Proxy when properly executed will be used in a manner directed herein by the authorized shareholder.

Dated: , 2003
Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY, USING THE ENCLOSED ENVELOPE	Signature, if held jointly